                                                                   EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-62944, No.333-24483, No. 333-46482, No. 33-62198 and No. 33-57223 of
Cardinal Health, Inc. on Form S-3, Registration Statements No. 333-62938 and No.333-74761 of Cardinal Health, Inc. on Form S-4, and Registration Statements No. 33-20895, No. 33-38022, No. 33-52537, No. 33-38021, No. 33-52539, No.
33-42357, No. 33-52535, No. 33-64337, No. 333-72727, No. 333-91849, No.
33-63283-01, No. 333-01927-01, No. 333-11803-01, No. 333-21631-01, No.
333-21631-02, No. 333-30889-01, No. 333-56655-01, No. 333-71727, No.
333-68819-01, No. 333-90417, No. 333-90423, No. 333-90415, No. 333-92841, No.
333-38198, No. 333-38190, No. 333-38192, No. 333-56006, No. 333-56008, No.
333-56010 and No. 333-53394 of Cardinal Health, Inc. on Form S-8 of our report dated August 10, 1999, except for the first sentence of the third paragraph of
Note 2 as to which the date is May 26, 2000, and the fiscal 1999 amounts in Note 12 as to which the date is September 5, 2000, appearing in this Annual Report on Form 10-K of Cardinal Health, Inc.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Columbus, Ohio
August 24, 2001